Exhibit 10.1.8
SIXTH AMENDMENT TO
LOAN AGREEMENT,
SECURED PROMISSORY NOTE
AND
SECURITY AGREEMENT
     THIS SIXTH AMENDMENT TO LOAN AGREEMENT, SECURED PROMISSORY NOTE AND SECURITY AGREEMENT (“this Sixth Amendment”), is made and effective as of September                     , 2006 (the “Effective Date), by WAYNE R. HELLMAN (“Hellman”), and ADVANCED LIGHTING TECHNOLOGIES, INC. (“ADLT”).
BACKGROUND
     A. Hellman and ADLT entered into a Loan Agreement dated as of October 8, 1998 (the “Original Loan Agreement”), pursuant to which ADLT advanced Hellman $9,000,000 (the “Original Advance”).
     B. Pursuant to the Original Loan Agreement, the Original Advance was evidenced by a Secured Promissory Note dated October 8, 1998 (the “Original Note”) and secured pursuant to (i) a Security Agreement dated as of October 8, 1998 (the “Original Security Agreement”), (ii) the Real Estate Mortgages recorded as follows: June 30, 1999 Geauga County Ohio No 1245 page 39, June 30, 1999, Portage County Ohio No. 441 Page 202 and No. 441 Page 214 (such mortgages in Portage County being referred to as the “Portage Mortgages”), and August 24, 1999 Lee County Florida Book 3160 Page 1096 (collectively, such four mortgages are referred to as the “Mortgages”), (iii) the Collateral Assignment of Contract dated as of October 8, 1998 (the “Assignment”), and (iv) Allonge No. 2 to Promissory Note From 24 Karat Street, Inc. with delivery of the referenced note the (the “Karat Note”).
     C. Effective November 22, 2000, the Loan, the Note and the Security Agreement were amended pursuant to the First Amendment to Loan Agreement, Secured Promissory Note and Security Agreement (“First Amendment”) to provide for additional loans, up to a maximum additional principal amount of $1,900,000, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, the then current Margin Lenders, in satisfaction of then-existing margin calls.
     D. Effective March 15, 2001, the Loan, the Note and the Security Agreement were amended pursuant to the Second Amendment to Loan Agreement, Secured Promissory Note and Security Agreement (“Second Amendment”) to provide for additional loans, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, in satisfaction of then-existing margin calls.
     E. On March 15, 2001 and thereafter, Advanced Lighting made Additional

Advances pursuant to the Second Amendment in the aggregate principal amount of $1,889,350.
     F. Effective April 25, 2002, the Loan, the Note and the Security Agreement were amended pursuant to the Third Amendment to Loan Agreement, Secured Promissory Note and Security Agreement (“Third Amendment”) to prohibit any pledge of shares of ADLT stock owned by Hellman without consent of ADLT as long as the Loan was outstanding, to amend the interest rate payable on the Loan and to provide adequate time for Hellman to pay the principal of, and interest on, the Loan.
     G. The Loan, the Note and the Security Agreement were amended pursuant to the Fourth Amendment to Loan Agreement, Secured Promissory Note and Security Agreement dated as of January 5, 2004 (“Fourth Amendment”) to reflect the Settlement Agreement, as defined below.
     H. The Loan, the Note and the Security Agreement were amended pursuant to the Fifth Amendment to Loan Agreement, Secured Promissory Note and Security Agreement dated February 19, 2004 (“Fifth Amendment”) to reflect the First Amendment to the Settlement Agreement, as defined below. The Original Loan Agreement, the Original Note and the Original Security Agreement, each as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, are referred to herein as the Loan Agreement, the Note and the Security Agreement, respectively.
     I. For purposes of this Sixth Amendment, the Loan Agreement, the Note, the Security Agreement, the Florida Second Mortgage (as defined below), the Assignment and the Karat Note are included in the “Loan Documents” as defined in the Loan Agreement, and the Mortgages are not “Loan Documents.” For purposes of this Sixth Amendment, the term “Loan Documents” also includes the First, Second, Third, Fourth and Fifth Amendments, and the Settlement Agreement, as defined below. All initially capitalized terms that are used but not defined herein have the meaning ascribed to them in the Loan Documents.
     K. The principal amount of the outstanding loan under the Loan Agreement has been reduced substantially and Hellman and ADLT anticipate that it will paid in accordance with its terms from the net after-tax proceeds of bonuses paid to Hellman by ADLT in accordance with the terms of the Loan Agreement.
AGREEMENT
     NOW THEREFORE, as an inducement to and in consideration of the agreement by ADLT to substitute the Florida Second Mortgage for the Portage Mortgages, Hellman and ADLT agree as follows:
     1. The Loan Agreement is hereby amended to (a) delete the property subject to the Portage Mortgages (the “Ohio Property”) from the definition of “Collateral” and to include the residence of Hellman and Diane Hellman in Lee County, Florida (the

“Florida Property”) in the definition of “Collateral”; and (b) to provide that all liens, encumbrances and mortgages held by ADLT in and to the Ohio Property be released and cancelled. The Loan Agreement and the Note are hereby amended to provide that the principal and interest on the Loan shall be payable on demand or July 30, 2007, whichever shall first occur. The parties expressly acknowledge that the effectiveness of this Sixth Amendment is subject to receipt by ADLT of (A) a legal, valid and binding mortgage on the Florida Property in substantially the form of Annex A hereto (the “Florida Second Mortgage”) for filing in Lee County, Florida and (B) payment of $785,727 in respect of the Loan, and that it will not be valid or enforceable against any party absent such delivery and such payment.
     2. Hellman acknowledges and agrees that (i) (a) the Security Interest granted in the Security Agreement, (b) the liens granted in the Florida Second Mortgage, (c) the rights of ADLT under the Assignment and Karat Note and (d) all other rights and instruments that now or hereafter secure the Loan and Hellman’s Obligations with respect thereto, secure the Additional Advances as amounts advanced to Hellman under the Loan Documents and (ii) in addition to, and without limiting the descriptions of Collateral contained in any of the Loan Documents, the Collateral includes all choses in action in which Hellman is directly or indirectly the plaintiff and the proceeds from all choses in action, and Hellman shall immediately notify ADLT of any such choses in action and take all necessary action to enable ADLT to perfect its interest in such choses in action. Hellman expressly acknowledges, agrees and reaffirms the validity and enforceability of all of the Loan Documents as modified by this Sixth Amendment and the Settlement Agreement, and waives any and all defenses that he has asserted or could assert to defeat ADLT’s right to enforce the Loan Documents, as so modified.
     3. Hellman represents and warrants to ADLT that on the date hereof (i) he is not in breach of any covenant in any Loan Document and (ii) all representations and warranties in the Loan Documents are true and correct except as has been disclosed to ADLT in writing.
     4. Hellman acknowledges and agrees that he will make immediate payments of the outstanding principal and interest on the Loan in the amount of (i) the after-tax proceeds of any bonuses payable by ADLT or any affiliate, which after-tax proceeds will be subject to an express right of offset by ADLT, (ii) the after-tax proceeds of any sales of any and all Collateral, and any other amounts received by Hellman in respect of such Collateral and (iii) the after-tax proceeds of any Margin Shares.
     5. Hellman will take all actions and execute all instruments as requested by ADLT, in order to perfect, and keep perfected, all liens in any of the Collateral granted to ADLT, including in any after acquired Collateral and to perfect rights with respect to the Additional Advances.
     6. This Sixth Amendment shall be governed by and construed in accordance with the laws of Ohio without regard to conflict of laws principles (except to the extent the Collateral is situated in a state other than Ohio and in that case any laws of such state which are required to control mortgages granted on such property shall apply).

     7. This Sixth Amendment inures to the benefit of and is binding upon Hellman, and his estate, heirs, executors, administrators and personal representatives, successors and assigns and ADLT and its successors and assigns. Hellman may not assign or delegate this Amendment, any Loan Document or any of his rights or obligations thereunder.
     8. This Sixth Amendment may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Agreement to produce or account for more than one such counterpart. A faxed executed counterpart of this Amendment will be considered an original for evidentiary purposes.
     9. This Sixth Amendment only modifies the Loan Documents to the extent provided for herein, and the Loan Documents otherwise remain in full force and effect without interruption. This Sixth Amendment may not be amended, changed, modified, altered or terminated and no performance may be waived except in writing executed by both parties.
     13. This Sixth Amendment and the Loan Documents, including, without limitation, the Settlement Agreement, constitute the entire agreement between the parties with respect to the Loan Documents and all prior and contemporaneous agreements or discussions, written or oral, with respect thereto have no force or effect whatsoever. If any amendment of the terms of the Loan Documents contained in this Sixth Amendment shall be contrary to applicable law, such amendment shall be of no force or effect and the Loan Documents shall remain in full force and effect without any such amendment.
     IN WITNESS WHEREOF, Hellman and ADLT have caused this Sixth Amendment to be duly executed and delivered as of the Effective Date.

/s/ Wayne R. Hellman

WAYNE R. HELLMAN

ADVANCED LIGHTING TECHNOLOGIES, INC.

By:	/s/ Wayne J. Vespoli

ANNEX A
Form of Second Mortgage (attached)

RECORDATION REQUESTED BY:
Advance Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio 44139

WHEN RECORDED MAIL TO:
Wayne Vespoli
Chief Financial Officer
Advance Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio 44139
FOR RECORDER’S USE ONLY
REAL ESTATE SECOND MORTGAGE
MAXIMUM LIEN. The maximum principal amount of loan indebtedness secured by this Second Mortgage is $785,727.00.
     As an inducement to and in consideration of the amendment of the terms of a loan to the undersigned, WAYNE R. HELLMAN (“Hellman”) by ADVANCED LIGHTING TECHNOLOGIES, INC., (“Mortgagee”), an Ohio corporation having its principal offices at 32000 Aurora Road, Solon, Ohio 44139, pursuant to the Loan Agreement dated as of October 8, 1998, as amended, by and between Hellman and Mortgagee (the “Agreement”), and evidenced by the Secured Promissory Note dated as of October 8, 1998, as amended, with a maturity date of July 31, 2007, made by Hellman to Mortgagee (the “Note”), and further evidenced by the Security Agreement and the Collateral Assignment of Contract both dated as of October 8, 1998, and both as amended, by and between Hellman and Mortgagee (respectively, the “Security Agreement” and the “Assignment”), and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hellman and DIANE HELLMAN (Hellman and Diane Hellman are referred to collectively as “Mortgagors”), having their principal residence at                                         , hereby grant, bargain, sell, convey, mortgage, assign and grant a security interest in and transfers unto Mortgagee, its successors and assigns, to have and to hold forever, all right, title and interest of Mortgagors in and to the real property described in EXHIBIT A, together with all other real properties now or hereafter made subject to the lien of this Mortgage by supplemental mortgage or otherwise, and (i) in and to the buildings and other improvements now or hereafter situated thereon; (ii) all privileges and appurtenances thereto; (iii) all fixtures now or hereafter attached to and used in connection therewith; (iv) all renewals or replacements thereof or articles in substitution therefor; (v) all proceeds of any of the foregoing or from any insurance payable with respect thereto (from whatever source), or payments from any taking under power of eminent domain of all or any portion thereof; and (vi) all rents, issues and profits or other amounts due Mortgagors in respect thereof (collectively, the “Mortgaged Property”). This Mortgage is made subject to all restrictions and easements of record, current taxes and assessments.

     1. This Mortgage secures the payment of principal in the amount of Seven Hundred Eighty Five Thousand Seven Hundred Twenty Seven Dollars ($785,727.00), together with all interest thereon and any other amounts now or hereafter owing from Hellman to Mortgagee hereunder, under the Note or the Agreement, and under the Security Agreement and the Assignment and all other agreements entered into by Hellman in connection therewith and Mortgagors in connection herewith, and the performance of all other obligations of Mortgagors hereunder and thereunder (collectively, the “Obligations”).
     2. Mortgagors represent and warrant to Mortgagee that Mortgagors (i) are lawfully seized with good and marketable title, in fee simple, to the real property included in the Mortgaged Property and have good title to all personal property included in the Mortgaged Property, subject only to Permitted Encumbrances (defined herein); (ii) have full right and authority to grant the interests to Mortgagee as provided herein; and (iii) will warrant and defend to Mortgagee such title to the Mortgaged Property and the lien and interest of Mortgagee therein and thereon against all claims and demands whatsoever and will, except as otherwise herein expressly provided, maintain the priority of the lien of, and the security interest granted by, this Mortgage upon the Mortgaged Property until Mortgagors shall be entitled to defeasance as provided herein.
     3. Mortgagee, at its expense, shall cause this Mortgage, any instruments supplemental hereto, financing statements, including all necessary amendments, supplements and appropriate continuation statements to be recorded, registered and filed, and to be kept recorded, registered and filed, in such manner and in such places as may be required in order to establish, preserve and protect the lien of this Mortgage as a valid mortgage lien, subject only to Permitted Encumbrances (defined herein).
     4. All property of every kind acquired by Mortgagors after the date hereof, which by the terms hereof is intended to be subject to the lien of this Mortgage, shall immediately upon the acquisition thereof by Mortgagors, and without further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by Mortgagors and specifically described herein. Nevertheless, Mortgagors shall take such actions and execute and deliver such additional instruments as Mortgagee shall reasonably require to further evidence or confirm the subjection to the lien of this Mortgage of any such property.
     5. Mortgagors shall not sell, rent, convey, assign or transfer the Mortgaged Property or any part or interest therein without the prior written consent of Mortgagee, which shall not be unreasonably withheld. Mortgagors shall not directly or indirectly create or permit to remain, and will promptly discharge, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Mortgaged Property or any part thereof or the interest of Mortgagors or Mortgagee therein or any revenues, income or profit or other sums arising from the Mortgaged Property or any part thereof, (including, without limitation, any lien, encumbrance or charge arising by operation of law) other than: (i) the lien of this Mortgage and any other liens or rights of Mortgagee granted in any of the Loan Documents; (ii) the lien of any lender identified in EXHIBIT A (the “Senior Lender”); (iii) liens for taxes, assessments and other governmental charges which are not at the time required to be paid; (iv) liens of mechanics, materialmen, suppliers or vendors or rights thereto for amounts which at the time are not required to be paid; and (v) purchase money security interests in property purchased on credit or with borrowed money and which secures the repayment of such credit or borrowed money (collectively, the “Permitted Encumbrances”).
     6. This Mortgage is also a security agreement and creates a security interest in and to the Mortgaged Property to secure payment and performance of the Obligations. Hellman has executed and delivered to Mortgagee a Security Agreement, dated as of even date herewith. To the extent the Mortgaged Property is covered by both this Mortgage and said Security Agreement, the provisions of both shall apply, but in the event of a conflict, the provisions of this Mortgage shall govern as to all portions of the Mortgage Property as constitutes real property and fixtures and interests therein, and the provisions of the Security Agreement shall govern as to all portions of the Mortgaged Property as constitutes personal property.
     7. This Mortgage is intended to be effective under the Uniform Commercial Code as a financing statement filed as a fixture filing, and, in compliance therewith, the following information is set forth:
(a)	The name and address of the record owner/debtor is:

Wayne R. Hellman Diane Hellman

(b)	The name and address of the secured party is:

Advanced Lighting Technologies, Inc. 32000 Aurora Road Solon, Ohio 44139
     (c) The property covered hereby is described in detail in EXHIBIT A, attached hereto.
     8. Mortgagors hereby authorize and empower Mortgagee, at its option, to do all things authorized or required to be done by Mortgagee, as a mortgagee, under the laws of the state of Florida and, if different, the state in which the Mortgaged Property is located, to protect its interests in the Mortgaged Property.
     9. Nothing contained in this Mortgage shall constitute any request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or be construed to give Mortgagors any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would provide the basis for any claim either against Mortgagee or that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.
     10. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid obligations, Mortgagee may, from time to time and without notice, (a) release any person so liable; (b) extend the maturity or alter any of the terms of any such obligation; (c) grant other indulgences; (d) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property; (e) take or release any other or additional security for any obligation herein mentioned; or (f) make compositions or other arrangements with debtors in relation thereto.
     11. Mortgagors shall pay promptly when due, and before penalty or interest accrue thereon, all taxes, assessments, whether general or special, all other governmental charges and all public or private utility charges of any kind whatsoever foreseen or unforeseen, ordinary or extraordinary that now or may at any time hereafter be assessed, levied or imposed against or with respect to the Mortgaged Property or any part thereof which, if not paid, may become or be made a lien on the Mortgaged Property, or any part thereof.
     12. Mortgagors shall keep the real and personal property included in the Mortgaged Property continuously insured with risk and liability insurance in such amounts as Mortgagee reasonably requires. All insurance shall be obtained and maintained either by means of policies with generally recognized, responsible insurance companies. Mortgagors shall furnish Mortgagee with a certificate of insurance for each policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the expiration date. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification which phrase shall include any reduction in the scope or limits of coverage upon less than thirty (30) days advance written notice to Mortgagee. All policies of insurance shall contain standard mortgage clauses requiring all proceeds resulting from any claim for loss or damage to be paid to Mortgagee.
     13. Mortgagors, at their expense, shall comply with all laws with respect to the Mortgaged Property, and shall keep (or cause to be kept) the Mortgaged Property in good order and condition (ordinary wear and tear excepted) and shall make or cause to be made all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen unless Mortgagee otherwise consents in writing. Mortgagors shall not do, or permit to be done, any act or thing which might materially impair the value or usefulness of the Mortgaged Property or any part thereof, shall not commit or permit any waste of the Mortgaged Property or any part thereof, and shall not permit any unlawful use or occupation of the Mortgaged Property or any part thereof.
     14. Mortgagors further covenant and agree with Mortgagee that neither Mortgagors nor any of their agents, employees, independent contractors, invitees, licensees, successors, assignees, tenants or subtenants will store, release or dispose of or permit the storage, release or disposal of any hazardous or toxic substances or hazardous waste on the Mortgaged Property at any time from and after the effective date of this Mortgage (“Environmental Issues”).
     15. Mortgagors will protect, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses as may be limited by law or judicial order or decision entered in any action brought to recover monies under this Section) imposed upon, incurred by or asserted against Mortgagee by reason of (a) ownership of any interest in the Mortgaged Property or any part thereof; (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways; (c) any use, disuse or condition of the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, including any Environmental Issues; (d) any failure on the part of Mortgagors to perform or comply with any of the terms hereof; (e) any necessity to defend any of the rights, title or interest conveyed by this Mortgage; or (f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof.
     16. In case of any damage to or destruction of any buildings, fixtures or personal property included in the Mortgaged Property, or any part thereof, Mortgagors will promptly give written notice thereof to Mortgagee generally describing the nature and extent of such damage or destruction. Any insurance or other proceeds from any such damage or destruction shall be paid to Mortgagee, unless Mortgagee otherwise consents in writing to Mortgagors’ use of such proceeds to repair or replace the damaged or destroyed property, which consent will not be unreasonably withheld.
     17. If title to or the temporary use of the Mortgaged Property, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under any governmental body or by any person, firm or corporation acting under governmental authority, Mortgagors will promptly give written notice thereof to Mortgagee describing the nature and extent of such taking. Any proceeds received from any award made in such eminent domain proceedings shall be paid to Mortgagee.
     18. If Mortgagors shall fail to make any payment or perform any act required to be made or performed hereunder or under the Agreement or the Note, Mortgagee, without notice or demand upon Mortgagors and without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Mortgagors and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in its sole opinion, may be necessary or appropriate therefor. All payments so made by Mortgagee and all costs, fees and expenses incurred in connection therewith or in connection with the performance by Mortgagee of any such act, together with interest thereon at eight percent (8%) per annum shall, together with such interest, be additional indebtedness secured by this Mortgage and shall be paid by Mortgagors to Mortgagee on demand. In any action brought to collect such indebtedness, or to foreclose this Mortgage, Mortgagee shall be entitled to the recovery of such expenses in such action except as limited by law or judicial order or decision entered in such proceedings.

     19. Any default by Mortgagors of any obligation hereunder, any Default under the Note, and any Event of Default under the Agreement, the Security Agreement or the Assignment or any default of any of the other Obligations shall be an “Event of Default” under this Mortgage.
     20. If an Event of Default shall have occurred and be continuing, Mortgagee, at any time, at its election, may exercise any or all or any combination of the remedies conferred upon or reserved to it under this Mortgage, the Agreement, the Note, the Security Agreement, the Assignment, or any instrument collateral thereto, or now or hereafter existing at law, or in equity or by statute. Without limitation, Mortgagee may (a) declare the entire unpaid principal balance of the Note and all other indebtedness secured hereby immediately due and payable, without notice or demand, the same being expressly waived by Mortgagors, subject to any cure periods provided for in the Note for non-monetary defaults; (b) proceed at law or equity to collect all indebtedness secured by this Mortgage due hereunder, whether at maturity or by acceleration; (c) foreclose the lien of this Mortgage as against all or any part of the Mortgaged Property; and (d) exercise any rights, powers and remedies it may have as a secured party under the Uniform Commercial Code, or other similar laws in effect, including, without limitation, the option of proceeding as to both personal property and fixtures in accordance with Mortgagee’s rights with respect to real property.
     21. Mortgagors do hereby waive to the full extent they may lawfully do so, the benefit of all appraisement, valuation, stay and extension laws now or hereafter in force and all rights of marshaling of assets in the event of any sale of the Mortgaged Property, any part thereof or any interest therein and any court having jurisdiction to foreclose the lien thereof may sell the Mortgaged Property in part or as an entirety.
     22. All amounts (including, without limitation, the proceeds of any sale of the Mortgaged Property, any part thereof or any interest therein) received by Mortgagee hereunder shall be applied to amounts due to it from Mortgagors hereunder and Hellman under the Note, the Agreement, the Security Agreement, the Assignment, and the other Obligations, and shall be applied as follows:
     First: the payment of all costs incurred in the collection thereof (including, without limitation, reasonable attorneys’ fees and expenses except as may have been limited by law or by judicial order or decision entered in any action to foreclose this Mortgage);
     Second: the payment of indebtedness secured by this Mortgage owing to Mortgagee, other than indebtedness with respect to the Note at the time outstanding; and
     Third: the payment to Mortgagee for the payment of all amounts payable under the Note in the order provided for therein.
     23. Each right, power and remedy of Mortgagee, provided for in this Mortgage, in the Agreement, the Note, the Security Agreement, the Assignment, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, in the Agreement, the Note, the Security Agreement, the Assignment, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise or partial exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.
     24. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.
     25. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon an Event of Default, shall constitute a waiver of any such term or of any such Event of Default. No waiver of any Event of Default shall affect or alter this Mortgage, which shall continue in full force, and shall not effect a waiver with respect to any subsequent such Event of Default or to any other then existing or subsequent breach.
     26. In case Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every case Mortgagors and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, power and remedies of Mortgagee shall continue as if no such proceeding had been taken.
     27. Mortgagee shall have no liability for any loss, damage, injury, cost or expense resulting from any act or omission to act by it or its representatives whether or not negligent, which was taken or omitted pursuant to this Mortgage.
     28. Without notice to or consent of Mortgagors and without impairment of the lien and rights created by this Mortgage, Mortgagee may accept from Mortgagors or from any other person or persons, additional security for the indebtedness secured by this Mortgage. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting first to such additional security or to the security created by this Mortgage, in either case without affecting the lien hereof and the rights conferred hereunder.
     29. If all sums then due and payable under this Mortgage, the Note and the Agreement by Mortgagors shall have been paid and Mortgagors shall have complied with all the terms, conditions and requirements hereof and thereof, then this Mortgage shall be null and void and of no further force and effect.
     Upon the written request and at the expense of Mortgagors, Mortgagee will execute and deliver such proper instruments of release and discharge as may reasonably be requested to evidence such defeasance, release and discharge.

     30. Mortgagee and its representatives are hereby authorized to enter upon and inspect the Mortgaged Property at reasonable times, and so long as Mortgagee does not unreasonably interfere with Mortgagors’ use and enjoyment of the Mortgaged Property.
     31. Mortgagors shall, to the extent permitted by law, immediately upon demand pay or reimburse Mortgagee for all reasonable attorneys’ fees, costs and expenses incurred by Mortgagee in any proceedings involving the estate of a decedent, an insolvent or a debtor under federal bankruptcy law, or in any action, proceeding or dispute of any kind in which Mortgagee is made a party, or appears as an intervener or party plaintiff or defendant, affecting or relating to the Note, this Mortgage or the Agreement, the Security Agreement, the Assignment, Mortgagors or any of the Mortgaged Property, including, but not limited to, the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, or any action to protect the security hereof, and any such amounts paid by Mortgagee shall, except as may be limited by law or judicial order or decision entered in any action to foreclose this Mortgage, be added to the indebtedness secured hereby and secured by the lien and security interest of this Mortgage and shall bear interest at eight percent (8%) per annum.
     32. It being the desire and intention of the parties hereto that this Mortgage and the lien created hereby do not merge in fee simple title to the Mortgaged Property, it is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidence by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.
     33. This Mortgage shall be deemed to be made under the laws of the state of Florida and for all purposes shall be governed by and construed in accordance with the laws of Florida without regard to conflict of laws principals and shall inure to the benefit of and be binding upon Mortgagors and their respective estates, heirs, executors, administrators and personal representatives, successors and assigns and Mortgagee and its successors and assigns. If any term or provision of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity of the remaining provisions hereof shall in no way be affected thereby. The captions or headings herein shall be solely for convenience of reference and in no way define, limit or describe the scope or intent of any provisions or sections of this Mortgage. This Mortgage may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Mortgage to produce or account for more than one such counterpart.
     34. This Mortgage may not be effectively amended, changed, modified, altered or terminated except as provided herein without the prior written consent of Mortgagors and Mortgagee.
     35. All sums payable by Mortgagors hereunder shall be paid without notice, demand, counterclaims, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagors hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of (a) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (b) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagors or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagors, or by any court in such proceeding; (e) any claim which Mortgagors have or might have against Mortgagee; (f) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreements pertaining to the loan on the Mortgaged Property with Mortgagors; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagors shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagors waive all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagors.
     36. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the addresses set forth in the granting clause. Mortgagors and Mortgagee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.
     37. In the event of litigation concerning this document or any related document(s), all costs, charges and expenses, including reasonable attorneys’ fees, shall be awarded to the prevailing party. As used herein and all related loan documents, attorneys’ fees shall include, but not be limited to, fees incurred in all matters of collection and enforcement, construction and interpretation, before, during or after trial, proceedings and appeals, as well as appearances connected with bankruptcy proceedings.
     IN WITNESS WHEREOF, Mortgagors have executed this Mortgage as of the date written below.
Signed and Acknowledged in the Presence of:

MORTGAGORS:

/s/ Wayne R. Hellman

WAYNE R. HELLMAN

Date:

/s/ Diane Hellman

DIANE HELLMAN

Date:

STATE OF OHIO	) )	SS:
COUNTY OF CUYAHOGA	)
     The foregoing instrument was executed before me this 8th day of September, 2006, by Wayne R. Hellman and Diane Hellman who are personally known to me and who did swear that the same was done of their own free will.

Notary Public
Prepared by:
James S. Hogg, Esq.
Cowden Humphrey Nagorney & Lovett, Co. LPA
50 Public Square, Suite 1414
Cleveland, OH 44113
(216) 241-2880

EXHIBIT A — MORTGAGED PROPERTY
REAL ESTATE MORTGAGE
WAYNE R. HELLMAN/ADVANCED LIGHTING TECHNOLOGIES, INC.

PROPERTY ADDRESS	27261 Hidden River Court
Bonita Springs, Florida 34134-2638

PARCEL NUMBER	47-25-32-09-0000C-003

SENIOR LENDER	Colonial Bank, NA
LEGAL DESCRIPTION	LOT 3, BLOCK C, BONITA BAY UNIT 10, according to the map or plat thereof, as recorded in Plat Book 45, Pages 44 through 51, inclusive, Public Records of Lee County, Florida